Exhibit 10.1

Sixth Amendment to Credit Agreement

This Sixth Amendment to Credit Agreement (“Sixth Amendment”), dated as of the 27th day of March 2014, by and between BENJAMIN MARCUS HOMES, L.L.C., a Pennsylvania limited liability company (“BMH”), INVESTOR’S MARK ACQUISITIONS, LLC (“IMA”), a Delaware limited liability company (each a “Borrower Party” and collectively, the “Borrower Parties”), and Mark L. Hoskins, an individual residing in the Commonwealth of Pennsylvania (“Hoskins”),

AND

SHEPHERD’S FINANCE, LLC, a Delaware limited liability company (“Lender”).

WITNESSETH:

WHEREAS, the parties entered into that certain Credit Agreement dated December 30, 2011 as amended by the First Amendment to Credit Agreement dated December 26, 2012, the Second Amendment to Credit Agreement dated April 17, 2013, the Third Amendment to Credit Agreement dated July 24, 2013, the Fourth Amendment to Credit Agreement dated September 27, 2013, and the Fifth Amendment to Credit Agreement dated December 30, 2013 (collectively known as the “Credit Agreement”); and

WHEREAS, the parties wish to further amend the Credit Agreement and to amend and supersede the Fifth Amendment to Credit Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Credit Agreement.

2. Modifications.

a.	The following is hereby added to the Credit Agreement as Section 2.01(d):

BMH may draw up to $747,500 from the BMH Loan for the construction of a home on Lot 5 (“Lot 5”) contained within the Tuscany Land (the “Lot 5 Construction Loan”), subject to the conditions that (i) the Lot 5 Construction Loan shall not be included when calculating the amount outstanding under the BMH Loan, the New IMA Loan, or the Existing IMA Loan pursuant to Section 2.05(f); (ii) notwithstanding the terms of Section 2.05, the release price paid for the release of the Lot 5 Construction Loan shall not be applied to the balance of the Interest Escrow; and (iii) notwithstanding the terms of Section 2.14, interest on the Lot 5 Construction Loan shall not be paid from the Interest Escrow. At the time of the initial draw on the Lot 5 Construction Loan, Lender funded $102,500, which was applied to debt related to the Menichi Mortgage, and $137,500, which was applied to the New IMA Loan and served as the release price of Lot 5 as collateral for such New IMA Loan. Lender will retain as a loan fee five percent (5%) of the full amount of the Lot 5 Construction Loan, or $37,375.00. Following the initial draw and payment of the loan fee, the remaining funds under the Lot 5 Construction Loan will be available to BMH based upon the percentage of construction completed on Lot 5, and the percentage completion will be determined in accordance with the draw schedule attached to this Sixth Amendment as EXHIBIT A. BMH may request up to an additional seven (7) draws on the Lot 5 Construction Loan using the form attached to this Sixth Amendment as EXHIBIT B. Lot 5 shall serve as collateral for the Lot 5 Construction Loan. The release price for Lot 5 pursuant to this Lot 5 Construction Loan shall be equal to the principal balance of the Lot 5 Construction Loan, along with any interest and fees due pursuant thereto. BMH will be billed shortly after the first of the month, and interest will be due on the 25th of that month.

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b.	The following is hereby added to the Credit Agreement as Section 2.01(e):

BMH may draw an additional amount from the BMH Loan for the construction of a home on Lot 2 (“Lot 2”) contained within the Tuscany Land, of up to the lesser of (i) 60% of the appraised value of the home to be built on Lot 2, as determined by Lender, or (ii) $750,000, (the “Lot 2 Construction Loan”), subject to the conditions that (x) the Lot 2 Construction Loan shall not be included when calculating the amount outstanding under the BMH Loan, the New IMA Loan, or the Existing IMA Loan pursuant to Section 2.05(f); (y) notwithstanding the terms of Section 2.05, the release price paid for the release of the Lot 2 Construction Loan shall not be applied to the balance of the Interest Escrow; and (z) notwithstanding the terms of Section 2.14, interest on the Lot 2 Construction Loan shall not be paid from the Interest Escrow. The initial draw on the Lot 2 Construction Loan will be released upon the execution of this Sixth Amendment by all parties hereto, and confirmation satisfactory to Lender of unrecorded signed release for Lot 2 being held by Tom Vreeland. At the time of the initial draw on the Lot 2 Construction Loan, Lender will fund $112,500, which shall be applied to debt related to the Menichi Mortgage, and $137,500, which shall be applied to the New IMA Loan and shall serve as the release price of Lot 2 as collateral for such New IMA Loan. Lender will retain as a loan fee five percent (5%) of the full amount of the Lot 2 Construction Loan, minus $5,000. Following the initial draw, payment of the loan fee, and payment of the other amounts set forth in this Sixth Amendment, the remaining funds under the Lot 2 Construction Loan will be available to BMH based upon the percentage of construction completed on Lot 2, and the percentage completion will be determined in accordance with the draw schedule attached to this Sixth Amendment as EXHIBIT C. BMH may request up to an additional seven (7) draws on the Lot 2 Construction Loan using the form attached to this Sixth Amendment as EXHIBIT D. Lot 2 shall serve as collateral for the Lot 2 Construction Loan. The release price for Lot 2 pursuant to this Lot 2 Construction Loan shall be equal to the principal balance of the Lot 2 Construction Loan, along with any interest and fees due pursuant thereto. BMH will be billed shortly after the first of the month, and interest will be due on the 25th of that month.

3. Miscellaneous. This Sixth Amendment to the Credit Agreement, and all other terms and conditions of the Credit Agreement not specifically amended by this Sixth Amendment shall continue and remain in full force and effect. No variation, modification or amendment to this Sixth Amendment shall be deemed valid or effective unless and until it is signed by the parties hereto. This Sixth Amendment may be executed in counterparts, each of which once so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties have caused this Sixth Amendment to be duly and properly executed as of the date first above written.

The Borrower Parties:

BENJAMIN MARCUS HOMES, L.L.C.

By: /s/ Mark L. Hoskins

Name: Mark L. Hoskins

Title: Member

INVESTOR’S MARK ACQUISITIONS, LLC

By: /s/ Mark L. Hoskins

Name: Mark L. Hoskins

Title: Member

MARK L. HOSKINS INDIVIDUALLY:

/s/ Mark L. Hoskins

Mark L. Hoskins

LENDER:

SHEPHERD’S FINANCE, LLC

By: /s/ Daniel M. Wallach

Name: Dan Wallach

Title: Chief Executive Officer

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The Guarantors join in the execution of this Sixth Amendment to evidence their agreement to the applicable provisions of this Sixth Amendment.

GUARANTORS:

BENJAMIN MARCUS HOMES, L.L.C.

By: /s/ Mark L. Hoskins

Name: Mark L. Hoskins

Title: Member

INVESTOR’S MARK ACQUISITIONS, LLC

By: /s/ Mark L. Hoskins

Name: Mark L. Hoskins

Title: Member

/s/ Mark L. Hoskins

Mark L. Hoskins

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